SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2009

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

(Debtor - In - Possession as of March 27, 2009)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

000-27927	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri 63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 27, 2009, Charter Communications, Inc. (the “Company”), its subsidiaries and certain of its affiliates filed voluntary petitions in the United States Bankruptcy Court for the Southern District of New York  (the “Bankruptcy Court”) seeking relief under the provisions of Chapter 11 of Title 11 of the United States Code.  Prior to filing the petitions in Bankruptcy Court and as part of its pre-arranged joint plan of reorganization (as amended, the "Plan"), the Company had entered into separate Restructuring Agreements, (as amended, the "Restructuring Agreements"), with certain of its noteholders and with Mr. Paul G. Allen, the Company's chairman and primary shareholder.  The forms of Restructuring Agreements were originally filed by the Company on Form 8-K on February 13, 2009.  Among other things, the Restructuring Agreements are subject to termination if the effective date of the Plan shall not have occurred on or before October 14, 2009.

On October 13, 2009, the parties to the Restructuring Agreements each entered into a Third Amendment to the Restructuring Agreement so that each of the Restructuring Agreements, as amended, are now subject to termination if the effective date of the Plan shall not have occurred on or before November 2, 2009.

The Third Amendments to the Restructuring Agreements are available at www.kccllc.net/charter.

ITEM 8.01.  OTHER EVENTS.

On October 15, 2009, the Bankruptcy Court announced in open court that it would confirm the Plan and issue a confirmation order within the next several weeks.

The Company's press release commenting on the intention to issue the confirmation order is attached hereto as Exhibit 99.1.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description

99.1	Press Release dated October 15, 2009 announcing intention to issue court confirmation order. *

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                               CHARTER COMMUNICATIONS, INC.
                               Registrant

Dated: October 19, 2009

By:/s/ Kevin D. Howard Name: Kevin D. Howard Title: Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated October 15, 2009 announcing intention to issue court confirmation order. *

* filed herewith